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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011 (January 13, 2011)

STRATECO RESOURCES INC
(Exact name of registrant as specified in its charter)

Québec, Canada	049942	N/A
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec,	J4B 7KI
(Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code (450) 641-0775

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 5.02 (d) Appointment of a new Director

On January 13, 2011, Strateco Resources Inc., “the Company” appointed Mr. Paul-Henri Couture as director of the Company. Mr. Couture is filling one of the two vacant positions on the Board of Directors.

On the occasion of the private placement in the amount of CA$15M with  two funds represented bySentient Executive GP III, Limited ("Sentient") - an independent  private equity fund that manages over US $1.3 billion invested in the natural resource sector – the Company's management agreed to recommend the appointment of a Sentient representative to the Company’s Board of Directors. This private placement has been described in Form 8-K dated February 1, 2010. Mr. Couture will replace Mr. Robert Marchand as Sentient representative on the Board of Directors. Mr. Couture is the president of Sentient Asset Management Canada Ltd, a Sentient Group company, since 2009. Mr. Courture is not deemed to have a direct or indirect material interest in the transaction that was completed between the Company and Sentient, as such interest is defined in Item 404(a) of Regulations S-K. (17 CFR 229.404(a)).

Mr. Marchand will remain on the Board of Director as an independent director.

In appointing Mr. Couture, the Board of Directors considered that Mr. Couture’s long-time experience in the financial, investment and natural resource sectors, would bring to the Board of Directors a major contribution just at the right moment for the Company’s next phases of development.

Mr. Couture has over 30 years of experience as a financial management and investment professional. He held various positions at the Caisse de Dépôt et Placement du Québec, a global fund manager for Québec public and private pension funds, from 1983 to 2009. Prior to leaving the Caisse, he was responsible for the Natural Resources, Distress and Restructuring, and New Products portfolios.

Mr. Couture has a bachelor’s degree in business administration from HEC Montréal, Québec, Canada and is a Certified Financial Analyst (CFA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

(Registrant)

Date: January 20, 2011

/s/ Guy Hébert
_____________________________________
(Signature) Guy Hébert, President and CEO